Exhibit 10.2

I, MERY ESAYAG, Public Interpreter of the English Language in the Bolivarian Republic of Venezuela, as per Title published by Official Gazette No 30,807, dated September 29th, 1975, registered in the Main Public Registry Office of the Federal District under No 470, page 223 (overleaf), Vol. 3, and in the First Civil Court of this City on September 18th, 1975, CERTIFY: That the following is a true translation of the attached document written in Spanish:
"Signed by Lawyer Bianca Galandro. Inpreabogado No44,298. Seventh Notary Public of the Libertador Municipality of the Federal District. Voucher
No 67,850.

     FINANCIAL LEASE AGREEMENT No 199. Between CITIBANK N.A., a corporation domiciled in Caracas, through entry originally inscribed in the Commercial Registry kept by the Commerce Courtroom of the Federal District, on date November 13, 1917, under No 1293, then inscribed before the First Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on date May 21, 1976, under No 21, Volume 70-A-First, and whose last amendment to its statutory constitutive document was registered before said Registry Office on date March 29, 1999, under No 6, Volume 58-A-First, authorized to operate as an Universal Bank according to the General Law of Banks and Other Financial Institutions and according to Resolution Number 014-97 of the Superintendence of Banks and Other Financial Institutions published in Official Gazette of the Republic of Venezuela No 36,137 dated January 30, 1997, herein represented by Special Attorney Joel Vitrian, a Venezuelan, of legal age, of this domicile, bearer of Identity Card No 6,910,485, and who acts duly authorized to that effect as evidenced by Power of Attorney instrument authenticated before the Nineteenth Notary Public of the Libertador Municipality on date August 110, 1999, written under No
72, Volume 68, of the Books of Authentications kept by said Notarial Office, (hereinafter "THE LESSOR"), party of the first part, and on the other, by PANAMCO DE VENEZUELA, S.A., originally constituted under the name of EMBOTELLADORA COCA-COLA Y HIT DE VENEZUELA, S.A., as per document inscribed at the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on date September 02, 1996, under No 51, Volume 462-A Second and that shall change its name to the current one as certified by document inscribed at the mentioned Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on date June 03, 1997, under No 59, Volume 295-A-Second, said change ratified as certified by document inscribed under the same Commercial Registry, on date December 16, 1997, under No 37, Volume 572-A-Second, herein represented by citizens
SERGIO ROBLEDA and JOSE LUIS PICHARDO, of Mexican nationality the former and of Venezuelan the latter, of legal age, domiciled in Caracas and bearers of Identity Card Numbers 82,272,986 and 6,113,600, respectively, acting as Vicepresident of Administration and Finances and Director of the Financial Comptroller respectively, duly authorized for this act by the Board of Directors of the company in its meeting of date August 30, 2001(hereinafter "THE LESSEE") it has been agreed to enter into the agreement contained in the following clauses:


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PRELIMINARY STATEMENTS

WHEREAS, THE LESSEE, has stated to THE LESSOR, its irrevocable intention of entering into a financial Lease Agreement over the foods or equipment selected by THE LESSEE that are described in each one of the Annexes that in successive numbers starting with number 1 are attached to this agreement and which to all legal effects form an integral part of the same, hereafter THE ANNEXES, to be held and used by THE LESSEE in the conduction of activities typical of trade and/or industry having selected at its own will and entire satisfaction the seller of the same;

WHEEAS, THE LESSOR has agreed with THE LESSEE in entering into a Financial Lease Agreement over the goods or equipment selected by THE LESSEE that are described in THE ANBNEXES of this agreement, and for such purposes and according to the instructions and request of THE LESSEE has purchased from the seller sufficiently identified in THE ANNEXES (hereafter "THE SELLER") said goods or equipment;

THAT IS THE REASON WHY, THE LESSEE and THE LESSOR in order to regulate in an express manner the terms and conditions that shall govern the juridical relation to which the statements of will refer to contained n the preceding items, have agreed to grant this Financial Lease Agreement (hereinafter the "CONTRACT") that shall be governed by the clauses next determined:

FIRST: OBJECT OF THE AGREEMENT.
The LESSOR gives as financial lease to THE LESSEE and the latter takes in financial lease from the LESSOR the goods or equipment hereafter "THE GOODS or EQUIPMENT" (of its fully identified exclusive ownership in THE ANNEXES to this AGREEMENT, which duly signed by the parties is accompanied to this document forming an integral part of the same.

SECOND: DECLARATIONS OF THE LESSEE.
THE LESSEE expressly declares that THE GOODS or EQUIPMENT, subject to the financial lease have been acquired by THE LESSOR according to the request made by THE LESSEE for the purposes of its granting in financial lease and wholly according to the specifications and instructions issued by THE LESSEE for which the LESSOR shall not be responsible for the suitability of THE GOODS or EQUIPMENT, their technical and operational conditions, due legal system nor other conditions including those of their parts and accessories, which remain at the exclusive risk of THE LESSEE.

THIRD: DELIVERY OF THE GOODS or EQUIPMENT SUBJECT OF THE FINANCIAL LEASE AGREEMENT.
THE LESSOR declares that it has delivered to THE LESSEE to be retained and used in financial lease and THE LESSEE declares having received from THE LESSOR for such purposes THE GOODS or EQUIPMENT subject of this AGREEMENT, leaving express certification of having received them in perfect state and conditions of operation to its entire and full satisfaction. Therefore, THE LESSOR shall have no obligation with THE LESSEE for and by virtue of contractual or Legal reparation, THE LESSEE assuming all the risks of THE GOODS or EQUIPMENT, for eviction, defects or sound operation warranties.


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Without prejudice of the above, THE LESSEE must demand from THE SELLER the legally corresponding reparation and sound operation warranties. In such events, THE LESSOR shall assign to THE LESSEE the shares corresponding to it as purchaser of THE GOODS or EQUIPMENT and THE LESSEE binds itself to accept said assignment.

FOURTH: IDENTIFICATION OF THE OWNERSHIP OF THE GOODS or EQUIPMENT.
THE LESSEE expressly binds itself with THE LESSOR in placing and maintaining in THE GOODS or EQUIPMENT a plate or decal certifying in a clear and precise manner that THE LESSOR is the owner of THE GOODS or EQUIPMENT and that the same are under a financial lease system in favor of THE LESSEE. THE LESSOR, this latter being entitled to order them to be fixed if THE LESSEE fails to comply with its obligation, shall provide these plates or decals. In the event of loss or destruction of the same, THE LESSEE shall give immediate notice to THE LESSOR in order that it proceeds to their restoration. THE GOODS or EQUIPMENT cannot be considered under any circumstance as real property by destination.

FIFTH: DURATION OF THE LEASE.
The duration of the lease of THE GOODS or EQUIPMENT subject of this AGREEMENT shall be the one specified under THE ANNEXES.

SIXTH: RENT RATES.
The monthly rent rates of THE GOODS or EQUIPMENT shall be fixed and calculated as determined by THE ANNEXES of this AGREEMENT. THE LESSEE shall pay the monthly lease rates at the time and manner indicated by THE ANNEXES of this
AGREEMENT:

SEVENTH: THE INTEREST RATE.
The rate of interests that shall govern the determination of the monthly rate of financial lease that must be paid by THE LESSEE to THE LESSOR is the one specified under the fifth clause of THE ANNEXES.

EIGHTH: PENALLTY IN THE EVENT OF DEFAULT.
THE LESSEE expressly agrees with THE LESSOR that in the assumption of timely default in the payment of any of the monthly lease rates, it shall pay to THE LESSOR, for the concept of Compensation of the damages that said delay would have caused to THE LESSOR, interest for delayed payment at a yearly rate equivalent to the applicable interest rate as provided by the preceding Clause plus an additional three percent (3%) for each one of the days of default incurred by THE LESSEE.

NINTH: RISKS.
THE LESSEE expressly agrees with THE LESSOR that during the life of this AGREEMENT, all the operation and functioning risks of the leased GOODS or EQUIPMENT shall be on the exclusive account of THE LESSEE. Therefore, THE LESSOR shall not be liable for any damages, including without being limited to, consequential damages and loss of profits that could be caused to THE LESSEE by virtue of defects or other flaws, even for hidden defects of THE GOODS or EQUIPMENT.


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Also, THE LESSEE expressly agrees in that any damages that may be derived under any circumstance on occasion of the tenancy and use of the leased GOODS or EQUIPMENT, as well as any damages that could be caused to third parties or to the goods of third partied by THE GOODS or EQUIPMENT, according to that stipulated by the General Law of Banks and other Financial Institutions shall be on its exclusive and own responsibility. Without detriment of the above, THE LESSOR may assign to THE LESSEE, who binds itself to accept said assignment, all the rights and shares corresponding to THE LESSOR for the defense of the integrity of the leased GOODS or EQUIPMENT, it being understood that THE LESSOR under no event may be deemed as responsible, nor assume any risk, for the results of said actions or exercises of the rights of defense and other consequences that may be caused by virtue of files, suits or claims related with THE GOODS or EQUIPMENT, their use or tenancy, that shall be on the exclusive account of THE LESSEE. Also on the exclusive account of THE LESSEE shall be the risks of reversion, expropriation, confiscation and eviction, it being understood that under said assumptions in respect to THE GOODS or EQUIPMENT subject of the AGREEMENT, THE LESSOR may terminate the financial lease and declare THE AGREEMENT resolved as a matter of law demanding to THE LESSEE the payment of all the expired and unpaid rental payments up to the current date and additionally the payment of the value of THE GOODS or EQUIPMENT according to the book value of THE LESSOR, and under no event may THE LESSEE claim to THE LESSOR nothing for such a concept nor for any other concept derived from the AGREEMENT. It is expressly agreed that in the event of expropriation THE LESSOR shall deduct from the amounts that must be paid by THE LESSEE, the amounts that it has actually received to its satisfaction from the governmental entity that has performed the expropriation.

TENTH: ABSENCE OF DEFENSE IN THE PAYMENT OR NONFULFILLMENT OF OTHER OBLIGATIONS, FOR THE EXISTENCE OF CLAIMS OR DEFECTS.
THE LESSEE expressly agrees with THE LESSOR that under no event it may challenge THE LESSOR as defenses for the timely payment of the lease rates nor for the compliance of its other obligations under this ACGREEMENT, the existence or actions, suits or claims of any kind against third parties related with the leased THE GOODS or EQUIPMENT, nor for the existence of flaws or defects, including hidden defects that affect or may affect the use or destinations that THE LESSEE confers to THE GOODS or EQUIPMENT according to this AGREEMENT.

ELEVENTH: COSTS, EXPENSES AND TAXES
All the costs, expenses and charges of any nature that may affect or be caused on occasion of the ownership, use and tenancy of the leased GOODS or EQUIPMENT shall be on the exclusive account of THE LESSEE.

In the event that THE LESSOR would have to incur in any cost, expense or charge of any nature for the concept of ownership of THE LESSOR and/or tenancy and use of the leased GOODS or EQUIPMENT on the part of THE LESSEE, the latter expressly agrees to


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reimburse to THE LESSOR the amounts paid for such concepts, at the first requirement made by THE LESSOR.

Also all the taxes, duties and other fiscal contributions shall be on the exclusive account of THE LESSEE, those that affect the leased GOODS or EQUIPMENT, or that may affect them during the life of this AGREEMENT, as well as any applicable taxes, duties and other fiscal contributions and by virtue of the tenancy and use of the leased GOODS or EQUIPMENT including any payment demanded from any fiscal or tax authority to THE LESSOR for the concept of Revaluation of the Assets. Only on account of THE LESSOR shall be the Income Tax that might by cause on the occasion of this financial lease AGREEMENT.

Also, on account of THE LESSEE shall be all the installation expenses of THE GOODS or EQUIPMENT in the place indicated in the NINTH clause of THE ANNEXES of this AGREEMENT, as well as the expenses of dismantling, transportation, new installation and any other expense incurred upon in the event of moving, attributable or not to THE LESSEE.

TWELFTH: PROHIBITION OF SUB-LEASING OR ASSIGNING THE RIGHTS OVER THE GOODS OR EQUIPMENT AND DELEGATION OF OBLIGATIONS.

THE LESSEE expressly agrees that under no event nor circumstance it may sub-lease or assign or transfer in any other manner the rights of tenancy and use of the leased GOODS or EQUIPMENT under this AGREEMENT, nor delegate the obligations for which it is responsible in favor of third parties without the express written authorization to such an affect of THE LESSOR, except that it may assign the use or tenancy to third parties with which THE LESSEE maintains business relations (such as its concessionaires, transporters, etc.).

THE LESSOR may assign or transfer in any time during the life of this agreement, wholly or partially, its rights without the need of authorization of THE LESSEE in favor of another or of other institutions authorized to carry out lease operations, as well as to give them as guarantee, regardless of the manner arranged for it.

THIRTEENTH: PROHIBITION OF TRANSFERING OWNERSHIP OR MORTGAGING.
THE LESSEE expressly agrees that under no circumstance it may transfer or dispose of, mortgage or affect THE GOODS or EQUIPMENT that have been granted to it in financial lease by THE LESSOR.

FOURTEENTH: TENANCY AND USE OF THE GOODS OR EQUIPMENT.
THE LESSEE expressly agrees with THE LESSOR, in using and maintaining the leased GOODS or EQUIPMENT with the diligence of a good head of a family and in solely giving it the normal and proper use corresponding to them according to their nature.

FIFTEENTH: MAINTENANCE OF THE GOODS or EQUIPMENT.
All the expenses and charges caused by the adequate maintenance of the leased GOODS or EQUIPMENT shall be on the excusive account of THE LESSEE, in order to guarantee that the same shall be in perfect conditions of operation and functioning.

Therefore, THE LESSEE binds itself to hire on its account, the maintenance service of the leased GOODS or EQUIPMENT with a company satisfactory to THE LESSOR or an


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authorized maintenance center in order to guarantee the proper functioning and conservation of the same, all in accordance with the provisions set forth by the manufacturer's standards. Said maintenance service shall be made constantly, whenever necessary in the time required as per the catalogs and manuals supplied by the vendor and/or manufacturer of the leased GOODS or EQUIPMENT.

Also, the following guidelines shall by of compulsory compliance by THE
LESSEE:

1. To know and make use of the guarantees granted to the leased GOODS or EQUIPMENT, concerning to repairs, supply of spare parts, defects and other applicable ones.

2. To comply with all the demands, recommendations and controls indicted in the respective manuals or by the personnel of the authorized centers of maintenance and service.

3. To instruct its personnel in order that they use the leased GOODS or EQUIPMENT with due care and diligence, operating them with all the cautions to avoid faults or injuries and damages to third parties.

SIXTEENTH: REPAIRS.

All major or minor repairs to be made to the leased GOODS or EQUIPMENT shall be on the exclusive account of THE LESSEE that shall be carried out in Workshops authorized by THE LESSOR. THE LESSOR shall nor be liable nor assume any obligation with THE LESSEE as a consequence of the time elapsed to undertake and execute such repairs and therefore, THE LESSEE shall have nothing to claim for and by virtue of the term in which it was hindered or prevented from utilizing THE GOODS or EQUIPMENT and of any other consequences that they cause, being such circumstances at its sole risk and exclusive account.

Any spare part installed by THE LESSEE at THE GOODS or EQUIPMENT or any replacement of parts made in the same shall be made with original pieces and shall become the ownership of THE LESSOR without THE LESSOR being bound to reimburse to THE LESSEE the cost of the same nor THE LESSEE intend to separate and rake said spare parts or pieces at the expiration of the CONTRACT. THE LESSEE cannot without prior written consent granted by THE LESSOR modify, alter, adapt or install spare parts or accessories to THE GOODS or EQUIPMENT if the installation or adaptation changes the original function that must be performed by THE GOODS or EQUIPMENT or change the use for which they are normally intended.

SEVENTEENTH: INSURANCE COVERAGE.
THE LESSEE expressly agrees with THE LESSOR in subscribing and maintaining in force during the entire life of this AGREEMENT at its sole and exclusive expense, a Civil Liability Insurance Policy that covers the leased GOODS or EQUIPMENT.

THE LESSEE expressly agrees with THE LESSOR in sending to THE LESSOR as soon as it has been delivered by the Insurance Company, an original or certified copy of the contracted Civil Liability Insurance Policy and of the receipt issued as certification of the payment of the respective premium.


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Also, at any time during the life of this CONTRACT, THE LESSOR may, if it determines the absence of coverage, hire and pay on account of THE LESSEE the required Civil Liability Insurance Policy, remaining THE LESSEE bound, at the first request made by THE LESSOR, to reimburse to THE LESSOR, said amounts thus paid thereby as well as any additional expenses or charges in which THE LESSOR has incurred upon to comply on account of THE LESSEE with the circumstances herein foreseen.

EIGHTEENTH: RIGHT OF INSPECTION.

THE LESSOR reserves to itself the right of demanding the exhibition and performing the inspection of the leased GOODS or EQUIPMENT whenever it deems convenient and necessary during the life of this AGREEMENT in order to certify the compliance on the art of THE LESSEE of the proper use and destination of THE GOODS or EQUIPMENT, as well as of its maintenance and repair obligations.

In any case, THE LESSOR shall seek to request the exhibition and to realize said inspections at times when they do not adversely interrupt nor harm the conduction of the activities of THE LESSEE.

NINETEENTH: LOCATION OF THE GOODS or EQUIPMENT.

THE LESSEE expressly agrees with THE LESSOR in maintaining during the entire life of this AGREEMENT THE GOODS or EQUIPMENT at the location specified in THE ANNEXES to this agreement and in not moving them to a different place, without the written authorization of THE LESSOR to that effect. Also, it declares that THE GOODS or EQUIPMENT shall remain at all times, perfectly separated from the other property of THE LESSEE. If one or more property were automotive, so that they may move with their own means from one place to another, or when due to that special nature its operating capacity is precisely its mobilization. THE LESSEE binds itself to report once every six months to THE LESSOR, the exact place in which they are found.

TWENTIETH: ADDITIONAL OBLIGATIONS OF THE LESSEE.

THE LESSEE also assumes the following obligations:

1) To obtain and maintain in force at its sole and exclusive expenses, all the Licenses, Permits, Registrations and other certifications and authorizations that according to the effective Legal Norms or Rules (both National as well as State of Municipal) were required or necessary for the tenancies, use and enjoyment of THE GOODS or EQUIPMENT;

2) To pay all the taxes, duties and other fiscal contributions (both National as well as State of Municipal), that encumber or affect or that may encumber or affect the property, the tenancy, the use and enjoyment o THE GOODS or EQUIPMENT;

3) To pay all the expenses, costs and charges of any nature, directly or indirectly derived from the performance and compliance or execution of this ASAGREEMEHNT, including (but not limited only to these), the expenses of judicial or extrajudicial collection of any amounts owed by THE LESSEE in relation with this AGREEMENT, lawyers' fees, as well as any expenses and cost related with the termination of this AGREMENT;


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4) To immediately report to THE LESSOR in the quickest way any harmful, damaging incident or any fact or actions of which THE LESSEE has knowledge and that affects or may affect THE GOODS or EQUIPMENT or the property that THE LESSOR has in respect to the same and;

5) To send to THE LESSOR at the first requirement made, the financial and corporate information what is requested, being of particular importance any modifications to the Articles of Incorporation and Bylaws Document and the financial information made by the Balance Sheet and Profit and Loss Statement of THE LESSEE at each close of the financial period.

TWENTY-FIRST: OBLIGATION OF NOTICE OF LOSS.

THE LESSEE binds itself to notify THE LESSOR the occurrence of any loss that affects the leased GOODS or EQUIPMENT or that may affect them, within forty-eight (48) hours following to the occurrence of said event. It shall also give notice of the loss to the Insurance Company within the period established by the respective Civil Liability Insurance Policy. In the event of any loss that implies partial destruction or total perishing of THE GOODS or EQUIPMENT that provided by Article 1588 of the Civil Code of the Bolivarian Republic of Venezuela shall not prevail, but the following rules shall be followed:

1) If there is partial destruction and the Insurance Company pays on a timely basis the amounts necessary to repair the damage, THE LESSEE cannot demand the resolution of the AGREEMENT nor the decrease of the rental payments, that shall be independently and normally paid during the time of the duration of the repair;

2) If there is partial destruction and the Insurance
Company for any circumstance refuses to pay for the amount of the repair, THE LESSEE must repair the leased GOODS or EQUIPMENT at its own expense without being entitled to demand neither a decrease of the lease payment nor variation of the stipulations of this AGREEMENT;

3) If their is total perishing of THE GOODS or EQUIPMENT THE LESSEE cannot demand either the resolution of the AGREMENT nor a decrease of the monthly lease payments, which shall be paid normally, except that THE LESSOR demands to THE LESSEE the payment of the amounts owed for the concept of due monthly lease payments unpaid up to said date and the value of the destructed GOODS or EQUIPMENT as indicated by the books of THE LESSOR, corresponding to the portion of the lost THE GOODS or EQUIPMENT, in which case THE LESSOR shall recalculate the amount of monthly lease payments, the residual value and the amounts for the concept of penalty for damages referred to by the ANNEXES of this AGREEMENT.

TWENTY-SECOND: EVENTS OF DEFAULT AND TERMINATION OF AGREEMENT FOR FAILURE OF PERFORMANCE.
THE LESSEE expressly agrees with THE LESSOR that under the assumption that THE LESSEE incurs upon any of the events of default next specifies (hereinafter "EVENTS OF DEFAULT") independently fro the causes or circumstances by virtue of which said EVENTS OF DEFAULT occur. THE LESSOR may terminate this AGREEMENT for failure of performance of THE LESSEE demanding the redelivery of THE GOODS or EQUIPMENT


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taking possession of the same, THE LESSEE remaining under the obligation to pay to THE LESSOR all the amounts owed up to the date and those that may be owed and payable by THE LESSEE under the AGREEMENT, considering all said quantities as overdue, being immediately demandable and payable without the need of any other requirement, for the concept of compensation of the damages caused to THE LESSOR by virtue of default and the termination of the AGREEMENT.

For the purposes foreseen by this Clause, EVENTS OF DEFAULT shall be the following:

1) The lack of payment by THE LESSEE of one or more financial lease payments at the time in which they must be paid according to the provisions of this AGREEMENT and its ANNEXES;

2) If THE LESSEE fails to comply with its obligation of contracting and maintaining in force the Civil Liability Insurance Policy of the leased GOODS or EQUIPMENT under the terms and conditions foreseen by this AGREEMENT, or does not pay the premium at the time in which it is demanded;

3) THE LESSEE does not comply with its obligation of maintaining and using THE GOODS or EQUIPMENT with the diligence of a good head of a family or does not comply with its obligation of providing maintenance and services to THE GOODS or EQUIPMENT as stipulated by this AGREEMENT;

4) If THE LESSEE fails to comply with its obligation of protection and custody of THE GOODS or EQUIPMENT at the place foreseen according to the provisions of this AGREEMENT;

5) The alienation or encumbrance of THE GOODS or EQUIPMENT, or any unsuccessful action tending to such an alienation or encumbrance on the part of THE LESSEE or if the sublease or assignment of the use and tenancy of the leased GOODS or EQUIPMENT by THE LESSEE by any means or circumstances, except that it may assign the use or tenancy to third parties with which THE LESSEE maintains business relations (such as its concessionaires, transporters, etc.);

6) The discontinuance of payments of THE LESSEE, or the request of THE LESSEE of the benefit o arrears of the judicial declaration of bankruptcy of THE LESSEE or the request made through any means by THE LESSEE of a friendly arrangement or extrajudicial agreement of restructuring of debt or extension of time of the payment of its obligations, or the appointment by THE LESSEE of a special administrator or any other action of similar kind with comparable consequences to the foregoing filed by or followed against THE LESSEE;

7) The dissolution or liquidation of THE LESSEE or the discontinuance of its business for any juridical or de facto cause;

8) The attachment or seizure of THE GOODS or EQUIPMENT by virtue of a judicial action filed by third parties or any other juridical action that affects the tenancy or the use of THE GOODS or EQUIPMENT by THE LESSEE or the property of THE LESSO, including but not limited to, the reversion, the confiscation, expropriation, eviction or any other action of


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deprivation or limitative effect over the rights of ownership, tenancy and use of THE GOODS or EQUIPMENT;

9) The occurrence or putting into practice of an adverse change in the financial situation of THE LESSEE that provides sufficient circumstantial evidence at the criterion of THE LESSOR of a possible default on the part of THE LESSEE of its obligations foreseen by this AGREEMENT;

10) The default by THE LESSEE in the payment of its obligations greater than Twenty Million Dollars of the United States of America (US$20,000,000.00) with third parties at the agreed contractual time, that enables under the contractual provisions with such third parties to demand in advance under loss of the benefit of the perm, the payment of the owed obligations even if not declared nor demanded by its creditor or creditors;

11) The default by THE LESSEE in the payment of amounts greater than Twenty Million Dollars of the United States of America (US$20,000,000.00) that were demanded by virtue of a final decision or another judicial order or the nonfulfillment of any o6ther orders and obligations to which it was subject to and by virtue of a final decision of judicial order of any juridical nature, that at the criterion of THE LESSOR constitutes an undesired risk in its condition of creditor;

12) The default on the part of THE LESSEE of any other obligations of its responsibility according to the provisions of this agreement other than those foreseen as case of defaults established by the foregoing numbers "1", "2", "3", "4" and "5". In each and every one of the above mentioned CASES OF DEFAULT, THE LESSOR shall demand from THE LESSEE, the redelivery of the leased GOODS or EQUIPMENT, and declares as a matter of law the termination of this AGREEMENT, this without detriment of the judicial action for resolution of the AGREEMENT and other rights corresponding to it according to this AGREEMENT and the applicable laws.

TWENTY-THIRD: PURCHASE OPTION.
THE LESSOR grants to THE LESSEE a purchase option over the leased GOODS or EQUIPMENT who may only exercise it under the terms and conditions indicated by THE ANNEXES of this AGREEMENT.

TWENTY-FOURTH: RETURN OF THE GOODS or EQUIPMENT.

THE LESSEE expressly agrees, that in the event that the same fails to exercise the purchase option foreseen by the preceding Clause, it must deliver to THE LESSOR immediately, without need of requirement or any other formality the leased GOODS or EQUIPMENT in sound maintenance, service and operational conditions, all as per the provisions of this AGREEMENT, and at the place indicated by THE LESSOR.

TWENTY-FIFTH: EXCLUSIVE DOMICILE:
The parties expressly agree in that for all purposes, derived and consequences of this AGREEMENT the special and exclusive domicile is the City of Caracas, to the jurisdiction of


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whose competent Courts THE LESSEE and THE LESSOR expressly declare to submit themselves.

TWENTY-SIXTH: AUTHORIZATION OF COMPENSATION.
THE LESSEE expressly agrees with THE LESSSOR that at any time during the life of this AGREEMENT, THE LESSOR may compensate any amounts owed by THE LESSEE, for and by virtue of any of the provisions contained by this AGREEMENT, against any amount demandable to THE LESSOR for sight or time deposits in any savings, checking, time placements accounts and investments of any nature of THE LESSEE with THE LESSOR, said compensation taking place immediately as soon as THE LESSOR makes it applicable without need of prior notice to THE LESSEE nor any requirement or other formality.

TWENTY-SEVENTH: EXCLUSIVITY CITIBANK VENEZUELA.
Citibank, N.A., VENEZUELA Branch, solely and exclusively assumes the obligations acquired by virtue of this agreement. It is agreed between the parties of this agreement that the compliance of the obligations derived from the same, are subject to the laws, decrees, resolutions and administrative actions issued by the Bolivarian Republic of Venezuela by the competent governmental authorities. Also, the compliance of said obligations shall be subject to the non-occurrence of actions of was, civil uprisings, acts of God or force majeure, or any other event outside of the control of Citibank, N.A., Venezuela Branch that limits their compliance.

TWENTY-EIGHTH: FINAL PROVISION.
Two (2) copies are made to the same tenor and to a single effect in Caracas at the date of its authentication by Notary Public."

The above is a true translation of the attached original document, in witness whereof I have set my hand and affixed my seal in Caracas on this 12th day of the month of October 2001.



                                                                   Mery Esayag
                                                               I.C.V-1,845,588

                              GUARANTY AGREEMENT

This Guaranty (the "Guaranty Agreement") dated as of September 5, 2001, is made by Panamerican Beverages, Inc., a corporation organized and existing under the laws of the Republic of Panama (the "Guarantor"), in favor of Citibank N.A. a subsidiary organized and existing under the laws of Bolivarian Republic of Venezuela (the "Bank").

     WHEREAS, the Bank will enter into a financial lease agreement (the "Lease Agreement") with Panamco de Venezuela, S.A. (the "Lessee") in the amount of US$5 Million, provided the Guarantor furnish its guaranty of the obligations (as hereinafter defined) of the Lessee to the Bank, and

     WHEREAS, the Guarantor is willing to guaranty all the obligations of the Lessee under the Lease Agreement;

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:


SECTION 1. The Guarantor hereby unconditionally and irrevocably guarantees and promises to pay to the Bank on demand any and all obligations of the Lessee under the Lease Agreement an agrees to pay any and all out-of-pocket costs and expenses and reasonable fees and disbursements of counsel (including the allocated costs of staff counsel) incurred by the Bank in enforcing any rights under this Guaranty Agreement. The word "Obligations" is used herein in it most comprehensive sense and includes all obligations and liabilities of the Lessee to the Bank under any loan agreement, promissory notes or other instruments to which the Borrower is a party, whether absolute of contingent, liquidated or unliquidated, for principal, interest, fees, indemnities, costs and expenses and all other amounts payable under or in connection with the Lease Agreement.

SECTION 2. (a) The Guarantor's obligations hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether and action in brought against the Lessee or any other obligor in respect of the Obligations or whether the Lessee or any other obligor in respect of the Obligations is joined in any such action or actions.

     (b) The obligations of the Guarantor under this Guaranty Agreement are absolute and unconditional, and the Guarantor guarantees that the Obligations will be paid in full on demand when due (whether at stated maturity, by required prepayment, by acceleration, on demand otherwise) in accordance with the terms of this Guaranty Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto or any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a guarantor.

     (c) This Guaranty shall in all respects remain in full force and effect (notwithstanding, without limitation, the dissolution, liquidation, bankruptcy, insolvency or reorganization of the Lessee or any other obligor in respect of the Obligation), unless and until all of the Obligations have been finally paid in full.

     (d) This Guaranty shall in all respects continue in full force and effect or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned for any reason, including, without limitation, because of any change in the corporate existence or structure or ownership o the Lessee or because the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee or any other obligor in respect of the Obligations or upon or as result of the appointment of a custodian, receiver, trustee or other officer with similar power with respect to the Lessee or any such other obligor or any such other obligor or any material part of its assets, or otherwise, all as though such payment had not been made. If an event permitting the acceleration shall at such time be prevented by reason of the pendency against the Lessee of a case of proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations, and the other obligations hereunder, without any further notice or demand.

     (e) Without limiting the foregoing, the Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to (i) renew, extend, accelerated, compromise, settle restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations, or otherwise change the terms of the Obligations or any part thereof; (ii) take and hold security for the payment of this Guaranty Agreement of the Obligations or the obligations of other obligors in respect of the Obligations and enforce any such security, (iii) apply such security and direct the order or manner of sale thereof or sell, exchange, release, compromise, settle, waive or surrender any such security, and (iv) take, hold, exchange, release, compromise, settle, amend or waive, or consent to the departure from the terms of, any guaranty or other agreement relating to the obligations of any other obligor in respect of the Obligations. The Bank shall have no obligation to perfect, secure, protect or insure any collateral agreement or any collateral and the Guarantor's liability hereunder shall not be affected by the non-perfection, invalidity or unenforceability of any collateral or collateral agreement.

     (f) Notwithstanding any payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the Lessee or any other person or to any collateral or other rights or interests held of the payment of the Obligations of the Guarantor hereunder have been finally paid in full. If the Guarantor shall receive any payment on account of any subrogation rights at any time when all the Obligations and the Guarantor's obligations hereunder shall not have been paid in full, any amount so paid will be held in trust by the Guarantor and promptly turned over to the Bank to be applied first to the Obligations until paid in full and thereafter to the Guarantor's obligations hereunder.

     (g) Guarantor's liability under this Guaranty Agreement shall be unconditional irrespective of (i) any exchange, release or non-perfection of any collateral securing payment of any Obligations, (ii) the existence of any claim, set-off or other rights which we may have at any time against the Lessee, the Guarantor, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, (iii) any statute of limitation, (iv) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Lessee or the Guarantor, other than the payment in full of the Obligations and
(v) an occurrence of an Event of Sovereign Risk, as such term is defined below.

     (h) The Guarantor unconditionally waives any right to require the Bank to
(i) proceed against the Lessee or any other obligor in respect of the Obligations, (ii) proceed against or exhaust any security held directly or indirectly on account of the Obligations, or (iii) pursue any other remedy in the Bank's powers whatsoever Guarantor unconditionally waives any defense arising by reason of any disability or other legal or equitable defense of the Lessee by reason of the cessation from any cause whatsoever of the liability of the Borrower other than final payment in full in cash of the Obligations. The Guarantor waives all diligence, presentments, protest, notices of protest, notices of dishonor, notices of non-payment, acceptance and notices of acceptance of this Guaranty Agreement.

     (i) All payments by Guarantor hereunder shall be made in freely transferable United States Dollars in same day funds free and clear of all taxes or other deductions levied or assessed by any domestic or foreign governmental entity. Such payments shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature impose, levied, assessed, collected or required to be withheld by any government or political subdivision or taxing authority thereof. In the event that Guarantor shall be compelled by law to make any such deduction, then it shall pay such additional amounts as may be necessary to ensure that the net amount received by the Bank shall equal the amount it would have received if such withholding would not have been made, and Guarantor shall furnish copies of the receipts evidencing that such taxes have been paid within 30 days after such taxes are due.

For the purpose hereof an "Event of Sovereign Risk" means any of the following:

     (a) any war (whether or not declared), revolution, insurrection, civil strife or hostile acts,

     (b) the promulgation, operation or enforcement of any law, act, decree, regulation or other similar event, ordinance, order, policy or determination (herein, a "Venezuelan Law"), or any modification of or change in the interpretation of any Venezuelan Law, by any National Governmental Authority (as herein defined), including without limitation the imposition of any moratorium on, required rescheduling of, or required approval of the payment of any indebtedness,

     (c) the failure or refusal by the Central Bank of Venezuela (or other government authorities of Venezuela with comparable jurisdiction) to exchange, or to approve or permit the exchange of, the then-lawful currency of Venezuela for Dollars, or any other action of any National Governmental Authority that has the effect of prohibiting or restricting such exchange or the transfer of funds outside Venezuela,

     (d) the unavailability of Dollars in the exchange market therefor in Venezuela in accordance with normal commercial practice for the purpose of transactions such as the transactions contemplated herein,

     (e) any expropriation, confiscation, requisition, nationalization, or other action by any other branch or affiliate of Citibank, N.A. in Venezuela, of its ownership or control of the benefits of all or a substantial portion of its assets located in Venezuela or the revenues attributable thereto,

     (f) a declaration of banking moratorium or any suspension of payments by banks in Venezuela, or the imposition by any National Government Authority of any moratorium on, required rescheduling of, or approval of, the payment of any indebtedness in Venezuela,

     (g) any disruption in the bank payments system which prevents the Lessee from paying Dollars in the manner contemplated by the Lease Agreement, or

     (h) any suspension, relinquishment or termination of the operations of the Lessee, any other branch or affiliate of Citibank, N.A. in Venezuela, or a result of any event of the kinds referred to in clauses (a)-(g) above or as the result of the threat of any such event.

"National Governmental Authority" means, at any time, the government of the Bolivarian Republic of Venezuela or any political subdivision thereof or any other office, agency or instrumentality thereof, including the Central Bank of Venezuela or any successor thereto, or any other authority asserting governmental, military or political power of any kind at such time in Venezuela, whether or not such authority is recognized as a de facto or de jure government.

SECTION 3. The Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any extension of credit by the Bank to the Lessee; (ii) presentment and demand for payment of any of the Obligation; (iii) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations; any (iv) all other notices to which the Guarantor might otherwise be entitled.

SECTION 4. This is a continuing guaranty and shall (i) remain in full force and effect until the Bank shall have received written notice form the Guarantor that has been revoked, but any such notice shall not release the Guarantor from any liability as to any Obligation or the Guarantor's obligations hereunder (including any contingent liability) existing at the time of such notice (ii) be binding upon the Guarantor and the Guarantor's successors and assigns, and (iii) insure to the benefit of , and be enforceable by, the Bank and the Bank's successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer all or any portion of the Bank's rights and obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits thereof granted to the Bank herein or otherwise.

SECTION 5. The liability of the Guarantor under this Guaranty Agreement shall be limited to obligations which do not exceed the sum of Five Million Dollars, United States Dollars US$ 5 Million for principal together with all interest, fees, and other costs and expenses relating to or arising out of the Obligations.

SECTION 6. Representations and Warranties. The Guarantor represents and warrants that:

     (a) Existence and Power. The Guarantor is a corporation duly incorporated and validly existing under the laws of the Republic of Panama and has all requisite power and authority to own its property and to carry on its business as now conducted.

     (b) Authority. The Guarantor has full power and authority to enter into, execute, deliver and carry out the terms of this Guaranty Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are in full compliance with the Guarantor's Articles of Incorporation and By-laws.

     (c) Authority of Officers. The officers of the Guarantor who are executing this Guaranty Agreement are properly in office and are duly authorized to execute the same.

     (d) Binding Agreement. This Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally.

     (e) Litigation. There are no actions, suits or arbitration proceedings pending or, to the knowledge of the Guarantor, threatened against the Guarantor, at law or in equity, which, individually or in the aggregate, if adversely determined, would materially adversely affect the financial condition of the Guarantor or materially impair the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

     (f) No Conflicting Law or Agreements. The execution, delivery and performance by the Guarantor of this Guaranty Agreement; (i) do not violate any provision of the Articles of Incorporation or By-laws of the Guarantor;
(ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation applicable to or binding on the Guarantor or affecting any of its property; and (iii) do not violate or conflict with, result in a breach of or constitute

(with notice or lapse of time or both) a default under, any mortgage, indenture, contract or other agreement to which the Guarantor is a party, or by which any of its property is bound.

SECTION 7. Miscellaneous:

     (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify by notice to the other party:

If to the Guarantor:         Panamerican Beverages, Inc.
                             Torre Dresdner Bank
                             Piso No. 7, Calle 50
                             Panama City - Republic of Panama
                             Telecopy: (507) 223-8308
                             Attention:  Chief Financial Officer


If to the Bank:

                             c/o   Citibank Mexico S.A.
                             390 Reforma Piso 7
                             Colonial Juarez
                             Mexico D.F. 06695
                             Telecopy: (525) 533-6125
                             Attention:  Relationship Manager

     Each such notice, request or other communication may be sent by international courier addressed as aforesaid and shall be effective upon delivery evidenced by the receipt or declaration of the courier, or by facsimile transmission to the telecopiers indicated above, which shall be effective as of the time so telecommunicated.

     (b) No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Payment of Expenses. The Guarantor will, at its own cost and expense, execute and deliver to the Bank all such documents, instruments, and agreements and do all such acts and things as may be reasonably requisite in the opinion of the Bank, to enable the Bank to exercise and enforce its rights hereunder.

     (d) Severability. In case any one or more of the provisions contained in this Guaranty Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (e) Governing Law. This Guaranty Agreement and the rights and obligations of the Guarantor and the Bank hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to principles of conflicts of laws.

     (f) Submission to Jurisdiction. Guarantor irrevocably agrees that any legal action arising out of or relating to this Guaranty Agreement may be instituted in the United States District Court for the southern District of New York or the courts of the State of New York, United States, in the City of New York, Borough of Manhattan and the Guarantor irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding and waives any other jurisdiction to which it may be entitled by reason of its present or future domicile. Guarantor irrevocably waives to the fullest extent permitted by law, any objection which it may or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor agrees to the extent permitted by applicable laws of the State of New York and the Republic of Panama, that a final judgment against it in any such legal action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof. By accepting this Guaranty Agreement, the Bank also submits to the jurisdiction of the above named New York State courts.

     (g) Waiver of Sovereign Immunity. Guarantor acknowledges and agrees that the Lease Agreement is commercial in nature rather than governmental or public, and further acknowledges and agrees that neither the Lessee nor Guarantor are entitled to any right or immunity on the grounds of sovereignty or otherwise with respect to any legal action or proceeding arising out of relating to the Lease Agreement or this Guaranty Agreement. Guarantor, in respect of itself and its properties and revenues expressly and irrevocably waives any such right of immunity or claim thereto which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court, from execution upon a judgment and from attachment prior to judgment or in aid of execution) and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

     (h) Captions. Captions contained in this Guaranty Agreement are for convenience of reference only and shall not limit or define the provisions of this Guaranty Agreement or affect the interpretation or construction thereof.




IN WITNESS WHEREOF, the Guarantor have caused this Guaranty Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.




PANAMERICAN BEVERAGES, INC.


By:
   -----------------------
    Name:
    Title: